Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Navios Maritime Holdings Inc. of our report dated March 15, 2013 relating to the financial statements for Navios Maritime Partners L.P. which appears in Navios Maritime Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.
Athens, Greece
July 8, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated April 24, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Navios Maritime Holdings Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.
Athens, Greece
July 8, 2013